Exhibit 10.12

SECOND AMENDMENT
TO THE
FEDERAL HOME LOAN MORTGAGE CORPORATION
1995 STOCK COMPENSATION PLAN

SECOND AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE 1995 STOCK COMPENSATION PLAN (the “Plan”) by the FEDERAL HOME LOAN MORTGAGE CORPORATION (the “Corporation”), a corporation organized and existing under the laws of the United States of America.

W I T N E S S E T H:

WHEREAS, the Plan was adopted effective May 2, 1995, and

WHEREAS, the Plan was amended in March 1999, and

WHEREAS, the Corporation desires to amend the Plan to reflect market place developments since those two actions, and

WHEREAS, Section 8.4 of the Plan permits the Board of Directors to amend the Plan, and

WHEREAS, an appropriate officer of the Corporation has been duly authorized to execute this amendment.

NOW, THEREFORE, the Plan is hereby amended as follows, effective March 6, 2003:

1. A new Section 3.5 is added to Article III, to read as follows:

3.5  Limitation on Stock Option Repricing.  Other provisions of the Plan notwithstanding, without the prior approval of the Corporation’s stockholders, the Committee will not amend or replace a previously granted Option in a transaction that constitutes a “repricing.” For this purpose, a “repricing” means: (i) amending the terms of an Option after it is granted to lower its exercise price; (ii) any other action that is treated as a repricing under generally accepted accounting principles; and (iii) canceling an Option at a time when its exercise price is equal to or greater than the fair market value of the underlying Common Stock, in exchange for another Option, Restricted Stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange described in clause (iii) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Participant.

2. Plan Section 6.2 is amended to read as follows:

6.2.  Minimum Vesting Requirements.  The foregoing notwithstanding, Options, SARs, Restricted Stock, Deferred Stock, and Other Stock-Based Awards shall be forfeitable for at least one year after the date of grant in the event of the Participant’s Termination for reasons other than due to death, Disability, or Retirement. Options, SARs, and any other Award carrying a right to exercise shall not be exercisable prior to the time such risk of forfeiture shall lapse. In addition, if the vesting of Restricted Stock, Deferred Stock, or other non-Option/non-SAR Awards granted on or after March 6, 2003 is not based on the achievement of one or more performance conditions, such Awards must vest (i.e., become non-forfeitable) over a minimum period of three years except in the event of a Participant’s death, Disability, or Retirement. For purposes of this Section 6.2, (i) vesting over a three-year period will include periodic vesting over such period, (ii) a pre-announced period in which service is required as a condition to the grant of an Award may count toward the minimum vesting period required under this Section 6.2, if so determined by the Committee, (iii) if an Award is granted in exchange for the surrender of an outstanding Award of substantially equal value, any vesting period of the surrendered Award can be counted toward satisfaction of the minimum vesting period applicable to the replacement Award, and (iv) up to 5% of the shares of Common Stock remaining authorized for issuance under the Plan at, or which become available on or after, March 6, 2003 may be made subject to non-performance based Awards other than Options and SARs with vesting terms not conforming to the three-year minimum vesting requirement of this Section 6.2 (the one-year minimum vesting period will apply, however).

3. Plan Section 6.6 is deleted in its entirety, and the ensuing sections in that article are renumbered accordingly.

IN WITNESS WHEREOF, the Corporation has caused this SECOND AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION 1995

STOCK COMPENSATION PLAN to be executed by its duly authorized officer, this 4th day of April, 2003.

FEDERAL HOME LOAN
MORTGAGE CORPORATION

By:	/s/ Michael W. Hager
Michael W. Hager

ATTEST:

/s/  Mollie Roy
Assistant Secretary